SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): MAY 7, 2002



                        THE ASHTON TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                       1-11747               22-6650372
(State or other jurisdiction of    (Commission File Number)   (IRS Employer
         incorporation)                                      Identification No.)


 1835 MARKET STREET, SUITE 420, PHILADELPHIA, PA                    19103
    (Address of Principal Executive Offices)                     (Zip Code)



       Registrant's telephone number, including area code: (215) 789-3300



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1.   CHANGE IN CONTROL OF REGISTRANT
-----------------------------------------

THE PURCHASE AGREEMENT AND CONVERTIBLE NOTE

     On May 7, 2002 (the "Closing Date"), The Ashton Technology Group, Inc. ("Ashton"), a Delaware corporation, and OptiMark Innovations Inc., a Delaware corporation ("Innovations"), closed the transactions contemplated by the Securities Purchase Agreement by and between Ashton and Innovations dated as of February 4, 2002 (as amended on March 6, 2002 and May 3, 2002, the "Purchase Agreement"). Pursuant to the Purchase Agreement, Ashton issued 608,707,567 shares of its common stock to Innovations. In consideration for the shares, Innovations paid Ashton total consideration of approximately $27.3 million consisting of (i) $7,272,727 in cash and (ii) intellectual property and other non-cash assets valued, for purposes of the transaction, at $20 million. The intellectual property and other non-cash assets acquired by Ashton from Innovations pursuant to the Purchase Agreement are more fully described under
Item 2 below.

     In addition, Innovations loaned Ashton $2,727,273 in cash. The loan was evidenced by a senior secured convertible note executed by Ashton in favor of Innovations (the "Note"), which accrues interest at a rate of 7.5% per annum and matures in May 2007. The Note is convertible at any time at a rate of $0.051583 per share, subject to customary anti-dilution adjustments, and is currently convertible into 52,870,757 shares of Ashton common stock. The Note is secured by a pledge and security agreement pursuant to which Innovations has received a blanket lien on Ashton's assets, including, without limitation, the pledge of the equity interests of Ashton and Universal Trading Technologies Corporation, a Delaware corporation and majority-owned subsidiary of Ashton ("UTTC"), in each of ATG Trading LLC, a wholly-owned subsidiary of Ashton ("ATG Trading"), Electronic Market Center, Inc., a majority-owned subsidiary of Ashton ("eMC"), Ashton Technology Canada, Inc., a majority-owned subsidiary of Ashton ("Ashton Canada"), Croix Securities, Inc., a wholly-owned subsidiary of UTTC ("Croix"), REB Securities Inc., a wholly-owned subsidiary of UTTC ("REB") and NextExchange, Inc., a wholly-owned subsidiary of UTTC ("NextExchange").

OPTIMARK'S OWNERSHIP STAKE

     As of the Closing Date, Innovations owned approximately 80% of Ashton's common stock on a fully-diluted basis. Fully-diluted shares include the outstanding shares of common stock and (i) shares of any series of capital stock of Ashton or its subsidiaries that vote together with Ashton's common stock,
(ii) any outstanding options issued to employees and third parties, and (iii) shares of common stock, or any securities described in clause (i) above, issuable pursuant to or upon conversion or exercise of all rights granted to any party (other than upon conversion of the Note). Assuming conversion of the Note issued to Innovations, Innovations would own approximately an additional 7% of Ashton's common stock on a fully-diluted basis, calculated as of the Closing Date.

INVESTORS' RIGHTS AGREEMENT

     On the Closing Date, Ashton and Innovations entered into an Investors' Rights Agreement (the "Rights Agreement"). Pursuant to the Rights Agreement, Innovations acquired certain rights, including but not limited to: (i) preemptive rights to subscribe for future sales by Ashton of Ashton common stock, (ii) registration rights and (iii) the right to designate a number of directors to Ashton's board of directors proportionate to Innovations' ownership of Ashton common stock. In addition, so long as Innovations holds at least 20% of Ashton's common stock, Ashton has agreed that it will not take certain actions

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without Innovations' prior approval, including, among other things, (i)
the issuance of additional Ashton common stock (with certain exceptions), (ii) the repurchase or redemption of its securities, (iii) a merger, consolidation or sale of substantially all of its assets or (iv) engaging in any business other than the business it currently engages in. So long as Innovations has the right to appoint at least one director, certain actions by the Ashton's board of directors cannot be taken without the approval of at least one of the directors appointed by Innovations. Such actions include, among other things, making capital expenditures in excess of certain limits, acquisitions or sales of assets with a value in excess of $50,000 within any fiscal year, incurring debt in excess of $100,000 (with certain exceptions) and repurchasing or redeeming Ashton's securities.

NON-COMPETITION AGREEMENT

     Ashton, Innovations, OptiMark, Inc. ("OptiMark"), a shareholder of Innovations and a wholly-owned subsidiary of OptiMark Holdings, Inc. ("Holdings"), and Holdings executed a non-competition agreement upon the closing of the transaction. The parties currently do not compete. This agreement precludes Innovations, OptiMark, Holdings or any entity that they control from competing on a worldwide basis with Ashton in designing, implementing or operating volume-weighted average pricing trading systems or related services in U.S. and Canadian securities for themselves or any third party. The agreement has a five-year term from the date of its execution.

CHANGES IN MANAGEMENT

     As of the Closing Date, Ashton's board of directors was composed of five
(5) individuals: Frederic Rittereiser, Thomas Brown, K. Ivan Gothner, William W. Uchimoto and Fred S. Weingard. In accordance with the terms of the Purchase Agreement and the Rights Agreement entered into by Ashton and Innovations in connection therewith, Innovations is entitled initially to install four (4) of the directors that constitute Ashton's board. To that end, Messrs. Brown, Gothner, Rittereiser and Uchimoto resigned from the board of directors as of the Closing Date and on May 8, 2002, Ronald D. Fisher, Trevor B. Price and Robert J. Warshaw were appointed to fill three of the vacancies on Ashton's board of directors resulting from such resignations.

     In addition, between May 8, 2002 and May 14, 2002, Ashton nominated four
(4) additional non-executive directors: Donald E. Nickelson, as Chairman, James
R. Boris, Jonathan F. Foster and Roy S. Neff (each a "Nominee" and, collectively, the "Nominees"). The appointment of each Nominee is subject to Ashton's compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder. In accordance with Rule 14f-1 Ashton will provide notice of such nominations, and information regarding each Nominee, to its stockholders not less than ten (10) days prior to the date such Nominee takes office as a director of Ashton.

     On April 15, 2002, Fred Rittereiser and Ashton entered into a separation agreement, as amended, that became effective as of the Closing Date pursuant to which, as consideration for Mr. Rittereiser's resignation, release of claims and on-going non-solicitation, non-competition and non-disclosure obligations, Mr. Rittereiser received: (i) a $100,000 payment, (ii) reimbursement of expenses incurred by Mr. Rittereiser from January 18, 2002 through the Closing Date totaling $6,000 and (iii) 4.0 million shares of Ashton's common stock to be registered with the first registration statement filed by Ashton after the Closing Date. In addition, Mr. Rittereiser will receive (i) a $50,000 payment within one year of the Closing Date and (ii) healthcare insurance paid by Ashton for one year following the Closing Date. Mr. Rittereiser waived his right to an extension of the exercise period for his vested non-qualified options to purchase Ashton common stock.



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

OUR MANAGEMENT

     Our board of directors is currently made up of four (4) directors: Robert
J. Warshaw, Ronald D. Fisher, Trevor B. Price and Fred S. Weingard. Subject to our compliance with Rule 14f-1 with respect to the Nominees, our Board of Directors will be comprised of eight (8) directors: Chairman Donald E. Nickelson, Robert J. Warshaw, James R. Boris, Ronald D. Fisher, Jonathan F. Foster, Roy S. Neff, Trevor B. Price and Fred S. Weingard.

     DONALD E. NICKELSON is currently vice-chairman and director of Harbour Group Industries Inc., a leveraged buy-out firm. He served as president of PaineWebber Group, an investment banking and brokerage firm. He also serves as lead trustee of the Mainstay Mutual Funds Group. He served as chairman of the Pacific Stock Exchange and director of the Chicago Board Options Exchange.

     JAMES R. BORIS is currently chairman of JB Capital Management, LLC, a private investment firm. From 1990-1999 he was the chairman and chief executive officer of Kemper Securities, Inc., renamed EVEREN Securities, Inc., which was acquired by First Union Corporation in 1999. Mr. Boris was an executive vice president and member of the board of directors of PaineWebber, Inc. and Shearson Lehman Brothers, Inc. and chairman and chief executive officer of Invest Financial Corporation. His past affiliations include membership on the board of directors of the Chicago Board Options Exchange and the Securities Industry Association. He was also a member of the New York Stock Exchange, and the board of governors of the Chicago Stock Exchange.

     JONATHAN F. FOSTER is a managing director and a member of the investment committee at The Cypress Group, a leading New York-based private equity firm with approximately $3.5 billion under management. Prior to The Cypress Group, Mr. Foster was a senior managing director in the mergers and acquisitions group at Bear, Stearns & Co. Inc. Mr. Foster served as executive vice president - chief operating officer and chief financial officer of Toysrus.com during 2000. From 1989 until 2000, Mr. Foster was an investment banker at Lazard Freres & Co., ultimately as a managing director. He is a member of the board of directors of BrandPartners Group, Inc.

     ROY S. NEFF is chief executive officer of BarterSecurities, Inc., which builds online trading software. Prior to joining BarterSecurities, Mr. Neff was the co-chief executive officer of BNP/Cooper Neff, Inc., a subsidiary of BNP Paribas that was responsible for the options trading business of the bank. Mr. Neff was a co-founder of Cooper Neff & Associates, a proprietary options trading firm, in 1981 and was the managing partner of Cooper Neff Technologies, L.P., prior to its acquisition by BNP Paribas in January, 1995. Mr. Neff graduated summa cum laude from the Massachusetts Institute of Technology with a Bachelor of Science in mathematics, and earned a Masters of Business Administration from the Wharton Graduate Division of the University of Pennsylvania.

COMPENSATION OF DIRECTORS

     The directors of Ashton who are also executive officers are not compensated for their service as directors. Directors are reimbursed for out-of-pocket expenses. The non-employee directors will also participate in a stock option plan.

     None of Messrs. Nickelson, Boris, Foster or Neff beneficially owns any shares of Ashton common stock.



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

     Upon closing of the transactions contemplated by the Purchase Agreement, Ashton's management team was reorganized and now consists of: (i) Robert Warshaw, interim Chief Executive Officer; (ii) Trevor Price, Chief Operating Officer; (iii) James Pak, Executive Vice President and Chief Financial Officer;
(iv) Fred Weingard, Executive Vice President and Chief Technology Officer; (v) Jennifer Andrews, Executive Vice President, Finance; and (vi) William Uchimoto, Executive Vice President and General Counsel.

RGC EXCHANGE AGREEMENT

     On the Closing Date, Ashton entered into a Securities Exchange Agreement (the "Securities Exchange Agreement") with RGC International Investors, LDC, a Cayman Islands limited duration company ("RGC"), pursuant to which RGC exchanged its 9% secured convertible note in the original principal amount of approximately $5.1 million for a four-year, 7.5% non-convertible zero-coupon senior secured note in the principal amount of approximately $4.75 million (the "Exchange Note") and a five-year warrant to purchase 9 million shares of Ashton's common stock at an exercise price of $0.0480 per share, subject to customary anti-dilution adjustments (the "Warrant"). The Exchange Note is secured by a blanket, first priority lien on all assets of Ashton, including, without limitation, Ashton's and UTTC's equity interests in each of ATG Trading, eMC, Ashton Canada, Croix, REB and NextExchange.

     Ashton may redeem the Exchange Note at any time, in whole but not in part, for an amount equal to: 30% of the principal amount thereof plus all accrued and unpaid interest in year one; 53.3% of the principal amount thereof plus all accrued and unpaid interest in year two; 76.6% of the principal amount thereof plus all accrued and unpaid interest in year three; and 100% of the principal amount thereof plus all accrued and unpaid interest thereafter.

     The Warrant becomes exercisable as to 2,250,000 shares on each of the 90th day, the 180th day and the 270th day after the date of the Warrant and becomes exercisable in full on the 360th day after the date of the Warrant. In addition the Warrant becomes immediately exercisable in full in the event of a change of control of Ashton, as such term is defined in the Warrant. In no event, however, is RGC entitled to exercise and purchase shares of Ashton common stock in excess of the number of shares of Ashton common stock which would result in RGC's beneficially owning more than 4.9% of the outstanding shares of Ashton common stock.

INTERCREDITOR, SUBORDINATION AND STANDSTILL AGREEMENT


     On the Closing Date and in connection with the closing of the transactions contemplated by the Purchase Agreement and the Securities Exchange Agreement, Ashton, UTTC, RGC and Innovations entered into an Intercreditor, Subordination and Standstill Agreement (the "Intercreditor Agreement") memorializing the agreements of the parties as to the priority of payment and security with respect to the obligations arising under the Note and the Exchange Note, respectively, and the rights and remedies of Innovations and RGC with respect to such obligations.

INDEMNIFICATION AGREEMENT


     OptiMark US Equities, Inc. (f/k/a OptiMark Technologies, Inc.), a wholly-owned subsidiary of Holdings ("Equities"), is a defendant in a litigation captioned Finova Capital Corporation v. OptiMark



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Technologies, Inc., OptiMark, Inc. and OptiMark Holdings, Inc., Docket No.:
HUD-L-3884-01, Superior Court of New Jersey - Hudson County. Finova alleges, among other things, that Equities has effected fraudulent conveyances of certain assets of Holdings (the "Fraudulent Conveyance Claim"). On the Closing Date, Ashton and Equities entered into an Indemnification Agreement (the "Indemnification Agreement"). Pursuant to the Indemnification Agreement, in the event that Finova adds Ashton as a defendant in the litigation, Equities will indemnify Ashton from and against the entirety of any actions resulting from, arising out of, relating to, in the nature of, or caused by the Fraudulent Conveyance Claim.

ARBITRATION AWARD

     On April 30, 2002, Ashton entered into a Final Agreement (the "Settlement") with Matthew Saltzman, the former President of eMC, in connection with the arbitration award in the amount of $510,750 granted to Mr. Saltzman by the American Arbitration Association in the matter of Matthew Saltzman and The Ashton Technology Group, Inc. re: 13 116 004731 (the "Arbitration"). Pursuant to the Settlement, Ashton: (i) paid Mr. Saltzman an aggregate of $150,000 in cash;
(ii) must pay Mr. Saltzman an additional $50,000 in cash, together with interest accrued thereon as of January 30, 2002 at an annual rate of 9%, on or before the first anniversary of the Closing Date and (iii) issued 400,000 shares of Ashton common stock to Mr. Saltzman. For such consideration, Mr. Saltzman executed a release and waiver of all claims against Ashton or any of its subsidiaries or affiliates, including, without limitation, claims in connection with the Arbitration.

SPECIAL MEETING OF STOCKHOLDERS

     At a special meeting of stockholders held on April 18, 2002, Ashton's stockholders approved proposals to (i) amend Ashton's certificate of incorporation to increase the authorized common stock of Ashton from 100 million shares to one billion shares and (ii) amend Ashton's certificate of incorporation to define Ashton's interest and expectancy in specified business opportunities.

OPTIMARK'S CONTROL OVER ASHTON'S BUSINESS DECISIONS AND BOARD OF DIRECTORS

     As long as Innovations owns a majority of our outstanding common stock, Innovations will be able to elect our entire board of directors and control the outcome of any other matter submitted to a vote of our stockholders. Such matters could include:

     o the composition of our board of directors and, through it, decisions with respect to our business direction and policies, including the appointment and removal of officers;
     o any determinations with respect to mergers or other business combinations;
     o    acquisition or disposition of assets;
     o    our capital structure;
     o    payment of dividends on our common stock; and
     o    other aspects of our business direction and policies.



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

     In addition, while Innovations owns at least 20% of our common stock, Innovations will retain control over certain corporate decisions affecting Ashton. See the description of the Rights Agreement set forth above.

POSSIBLE FUTURE TRANSACTIONS BETWEEN ASHTON AND INNOVATIONS

     Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a "business combination" with an "interested stockholder" for three years following the date that person or entity becomes an interested stockholder unless such transaction is approved by the affirmative vote of at least 66 2/3% of the outstanding voting stock with is not owned by the interested stockholder. Ashton's board of directors has taken action, however, to make the provisions of Section 203 inapplicable to a future transaction between Ashton and Innovations or Innovations' affiliates.

     Any merger, consolidation or similar transaction involving Ashton and Innovations will not be subject to Section 203 and super-majority approval of any such transaction will not be required because Ashton's board of directors has approved the transactions resulting in Innovations becoming an interested stockholder of Ashton.

     Ashton and Innovations have not discussed the possibility of Innovations acquiring the minority interest in Ashton in the future. There is no standstill agreement between Ashton and Innovations or any third party agreeing not to proceed with any future business combinations. Innovations could, therefore, enter into a second step transaction to acquire Ashton's remaining outstanding shares. Although Ashton and Innovations did not enter into a standstill agreement, the Rights Agreement requires the consent of a majority of Ashton's board of directors, which consent must include at least one director not appointed to Ashton's board by Innovations or its affiliates, to authorize Ashton to enter into any future business combination, including acquiring the publicly held minority interest in Ashton.

INCORPORATION BY REFERENCE

     The descriptions of the Purchase Agreement, Rights Agreement, Note, Exchange Note, Warrant, Intercreditor Agreement, Non-Competition Agreement and Indemnification Agreement discussed above are qualified in their entirety by reference to such documents, each of which is an exhibit hereto and incorporated herein by reference.



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ITEM 2: ACQUISITION OF ASSETS
-----------------------------

     As of the Closing Date, Ashton acquired intellectual property and other non-cash assets from Innovations valued by Ashton and Innovations for the purposes of the Purchase Agreement at $20 million. While Ashton did not obtain an appraisal or other third party valuation of the fair market value of these assets, that value was based on the acquisition by Draper Fisher Jurvetson ePlanet Ventures, L.P. and affiliated entities ("ePlanet") on April 30, 2002 and May 3, 2002 of common stock, par value $.01 per share, and series B preferred stock, par value $.01 per share, of Innovations for an aggregate purchase price of approximately $10 million.

     The intellectual property and non-cash assets transferred to Ashton by Innovations as partial consideration for the purchase of Ashton's common stock consists of:

     o U.S. provisional patent application (No. 60/323,940 entitled "Volume Weighted Average Price System and Method" filed on September 1, 2001) that relates to Volume Weighted Average Price, or "VWAP", trading. The provisional patent application relates to processing orders for trading equity securities at the VWAP and guaranteeing the price and quantity of trades to users who submit orders.
     o    Trade secrets and know how relating to VWAP trading.
     o An assignment to Ashton of a license for technology for use in a system for VWAP trading.
     o An assignment to Ashton of all rights, duties, and obligations under a bilateral nondisclosure agreement between the licensor of the technology described above and Innovations.
     o Software developed to implement critical components of the VWAP trading system, including certain tools for testing, de-bugging and building source code.

The provisional patent application with not provide any exclusive rights to Ashton unless and until such application issues into a patent. There can be no assurance that the provisional patent application will issue into a patent.



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ITEM 5:  OTHER EVENTS AND REGULATION FD DISCLOSURE
--------------------------------------------------

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the following risks before making a decision to invest in our securities. Any of the risks described below could materially adversely affect our business, operating results and financial condition. We may also face risks not described below. Risks that are not yet known to us or that we currently believe to be immaterial could also seriously and adversely affect our business, operating results and financial condition. The trading price of our common stock could decline upon the occurrence of any of the risks described below, or for other reasons, and you could lose all or a part of your investment.

                     FACTORS THAT MAY AFFECT FUTURE RESULTS

     FORWARD-LOOKING STATEMENTS IN THIS DOCUMENT AND THOSE MADE FROM TIME TO TIME BY MEMBERS OF OUR SENIOR MANAGEMENT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS CONCERNING THE EXPECTED FUTURE FINANCIAL RESULTS OR CONCERNING EXPECTED FINANCING, BUSINESS PLANS, PRODUCT DEVELOPMENT, AS WELL AS OTHER ESTIMATES ARE ONLY ESTIMATES, AND THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT MATERIALLY DIFFER FROM OUR EXPECTATIONS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM RESULTS ANTICIPATED IN FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:


                    RISKS RELATED TO OUR FINANCIAL CONDITION

IF DEMAND FOR OUR PRODUCTS AND SERVICES FAILS TO GROW, WE MAY NEVER ACHIEVE PROFITABILITY

     We have never realized an operating profit and have reported significant losses. As of December 31, 2001, we have accumulated losses of approximately $82.6 million.

     We were founded in 1994 as a development stage company. We currently derive all of our revenues on a per transaction basis for VWAP securities trades and orders executed through our subsidiary Croix Securities, Inc. We expect to generate future revenues from other trading segment products being developed that will offer pricing at a variety of VWAP intervals during the day. We can give no assurance, however, that we will successfully develop new products or that any new products we do develop will be accepted by the marketplace. Our future success will depend on continued growth in demand for VWAP trading and other electronic trade execution services, and our ability to respond to regulatory and technological changes and customer demands. If demand for our products and services fails to grow at the rate we anticipate and we are unable to increase revenues, then our business, financial condition and operating results will be materially and adversely affected.

WE MAY NEED ADDITIONAL FINANCING TO FUND OUR OPERATIONS AND STRATEGIC
INITIATIVES

     We believe that without generating any revenues from our operations, the $10,000,000 gross proceeds we received upon closing of the transactions contemplated by the Purchase Agreement with Innovations is sufficient to fund our operations for the next 12 months. There can be no assurance, however, that we will not need additional financing within the next twelve months and we will not be able



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

to operate longer than twelve months without increased operating revenues and/or additional financing. Additional financing may take the form of equity or debt offerings, spin-offs, joint ventures, or other collaborative relationships that may require us to issue shares or share revenue. These financing strategies would likely impose operating restrictions on us or be dilutive to holders of our common stock, and may not be available on attractive terms or at all. Further, any additional financing entered into by Ashton would be subject to approval by Innovations pursuant to the Rights Agreement.

OUR BUSINESS IS HIGHLY VOLATILE AND OUR QUARTERLY RESULTS MAY FLUCTUATE SIGNIFICANTLY

     We have experienced an increase in volatility of trading volume of trades executed through our trading systems from session to session during the past year. These fluctuations have a direct impact on our operating results and cause significant fluctuations in our day-to-day profitability. We cannot be certain that the volatility in our daily trading volume will not continue. Moreover, the continued volatility in the securities markets could result in significant proprietary trading losses. These losses could have a material adverse effect on our business, financial condition and operating results. If demand for our current services declines and/or never materializes for our future products and services, and we are unable to adjust our cost structure on a timely basis, it could have a material adverse effect on our business, financial condition and operating results.

     Our revenues may fluctuate due to a decline in securities trading volumes, prices or liquidity. Declines in the volume of securities transactions and in market liquidity generally result in lower revenues from our trading activities. Lower price levels of securities also may result in reduced trading activity and reduce our revenues from electronic brokerage transactions. Any decline in securities trading volumes, price or market liquidity or other market variables could have a material adverse effect on our operating results.

WE ARE SUBJECT TO NET CAPITAL REQUIREMENTS THAT COULD LIMIT OUR OPERATIONS

     A significant operating loss or any unusually large charge against our net capital could adversely affect our ability to expand or maintain our present levels of business, which could have a material adverse effect on our operating results. The SEC and the NASD have strict rules that require each of our broker-dealer affiliates to maintain sufficient net capital. If we fail to maintain the required net capital, the SEC or the NASD may suspend or revoke our broker-dealer licenses. Also, a change in the net capital rules, the imposition of new rules or any unusually large charge against our net capital could limit our operations. These net capital requirements may limit our ability to transfer funds from our broker-dealer affiliates to ourselves which may affect our ability to repay our debts or fund our operations.

              RISKS RELATED TO YOUR INVESTMENT IN OUR COMMON STOCK

YOU WILL SUFFER DILUTION IN THE FUTURE UPON ISSUANCE OF OUR COMMON STOCK

     In connection with our closing under the Purchase Agreement, we issued to Innovations a senior secured convertible note in the principal amount of $2,727,273. The principal amount of the senior secured note will be convertible into 52,870,757 shares of Ashton common stock.

     We also have recently granted HK Weaver Group Limited an option to purchase up to 2 million shares of our common stock, and warrants to purchase 9 million shares of our common stock to RGC International Investors, LDC. The future public sale of our common stock by Innovations and other



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

stockholders that may control large blocks of our common stock, and the conversion of our derivative securities and public sale of the common stock underlying these derivative securities, could dilute our common stock and depress its market value. These factors could also make it more difficult for us to raise funds through future offerings of common stock.

THE RISK OF DILUTION MAY CAUSE THIRD PARTIES TO ENGAGE IN SHORT SALES OF OUR COMMON STOCK

     By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock. The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a downward movement in the stock price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage third parties to engage in short sales of our common stock. These factors could also make it more difficult for us to raise funds at an acceptable or stable stock price through future offerings of common stock.

YOUR COMMON STOCK MAY BE ADVERSELY AFFECTED BY OUR DELISTING FROM THE NASDAQ NATIONAL MARKET

     On November 7, 2001, our common stock was delisted from the Nasdaq National Market and began trading on the OTC Bulletin Board which could have an adverse effect on the liquidity of our common stock and upon your ability to obtain an accurate quotation as to the price of our common stock. In addition, it could be more difficult for us to raise funds through future offerings of common stock.

WE MAY BE SUBJECT TO CLAIMS THAT COULD SERIOUSLY HARM OUR OPERATING RESULTS AND FINANCIAL CONDITION

     We may be subject to claims as a result of one or more of the matters described below. Any of these matters could give rise to claims or litigation that could subject us to liability for damages. We have limited liquidity and financial resources to satisfy any such claims. Moreover, any lawsuits, regardless of their merits, could be time-consuming, require us to incur significant legal expenses and divert management time and attention.



     o Following the sale of shares of our common stock by certain selling stockholders pursuant to an effective registration statement, we became aware that the financial statements included in the registration statement did not satisfy the requirements of Regulation S-X. Because the registration statement incorporated by reference our Annual Report on Form 10-K for the year ended March 31, 2000, rather than for the year ended March 31, 2001, as it should have, the registration statement did not meet the applicable form requirements of a registration statement on Form S-2. Thus, claims may be made that the prospectus did not meet the requirements of, and that the sale of the shares was not properly registered pursuant to, the Securities Act of 1933. If such claims are upheld, then the sale of the shares of common stock by these selling stockholders may have constituted a violation of the Securities Act of 1933. In this case, the purchasers of the common stock from the selling stockholders could have the right, for a period of one year from the dates of their respective purchases, to recover (i) the purchase price paid for their shares, plus interest, upon tender of their shares to us or (ii) their losses measured by the difference (plus interest) between their respective purchase prices and either the value of their shares at the time they sue us or, if they have sold their shares at a loss, the sale price of their shares. Alternatively, the purchasers of the common stock could have a right to seek redress from the selling stockholders, in which case we may have third party liability to the selling stockholders. We believe that these refunds or damages could total up to approximately $2.1 million, plus interest, in the event the purchasers of the shares suffer a total loss of their investment during this period and seek refunds or damages.

     o On April 26, 2002, we received a draft complaint from counsel to two shareholders of Universal Trading Technologies Corporation, or UTTC, one of our subsidiaries, that named as defendants Ashton, UTTC, Innovations and specified present and former directors of UTTC. The draft complaint purports to assert claims arising, among other things, from purported pledges by Ashton of UTTC's intellectual property and the creation of joint ventures that are claimed to have used UTTC's intellectual property, allegedly without compensation to UTTC or its shareholders. Among other claims, the draft complaint also purports to state claims for breach of fiduciary duty arising out of offers, which were not accepted, to acquire the shares of UTTC from these shareholders at a price that was allegedly too low. To our knowledge, the draft complaint has not yet been filed.

     o Our publicly traded Warrants expired on May 2, 2002. Under the Warrant Agreement dated as of May 7, 1996 between Ashton and North American Transfer Co., as Warrant Agent, Ashton was required to notify the Warrant Agent and the registered holders of the Warrants of specified adjustments to the exercise price of the Warrants and shares deliverable upon exercise of the Warrants. We failed to provide the Warrant Agent or the registered holders of the Warrants with required notices of adjustments to the exercise price that resulted from multiple issuances or deemed issuances of shares of common stock below the then current market price (as defined in the Warrant Agreement).

     o On May 20, 2002, Finova filed a motion to add Ashton as a defendant in the case Finova Capital Corporation v. OptiMark Technologies, Inc., OptiMark, Inc and OptiMark Holdings, Inc., Docket No.: HUD-L-3884-01, Superior Court of New Jersey--Hudson County. Finova asserts claims arising out of an equipment lease agreement pursuant to which Finova alleges that OptiMark Technologies, Inc (now known as OptiMark US Equities, Inc.) agreed to lease certain equipment from Finova. Finova has made claims in unspecified amounts exceeding $6 million (plus interest, late charges, litigation costs and expenses) for, among other things, fraudulent conveyance of certain assets comprised, at least in part, of the intellectual property and non-cash assets acquired by Ashton from Innovations pursuant to the Purchase Agreement. We cannot predict whether Finova will be successful in its motion to add Ashton as a defendant, nor can we predict the outcome of the litigation at this time. Pursuant to an indemnification agreement OptiMark US Equities, Inc. will indemnify Ashton from any claims relating to the alleged fraudulent conveyance. If Ashton becomes a defendant in this litigation, is found liable for damages and OptiMark US Equities, Inc. is unable to fulfill its obligations under the indemnification agreement, then such litigation could have a material adverse impact on our financial condition and results of operations.


WE DO NOT EXPECT TO PAY COMMON STOCK DIVIDENDS

     You will not receive payment of any dividends in the foreseeable future and the return on your investment may be lower than anticipated. We have never paid or declared any cash dividends upon our common stock, nor do we intend to. Our board of directors has discretion to declare cash dividends on our common stock and on our Series B preferred stock. While there are no contractual limitations on our ability to pay cash dividends on our common stock, based on our present financial status and contemplated future financial requirements, we do not anticipate declaring any cash dividends on the common stock. In determining whether to pay dividends, our board of directors considers many factors, including our earnings, capital requirements and financial condition.

                         RISKS RELATED TO OUR MANAGEMENT

WE ARE UNDERGOING SIGNIFICANT BOARD AND MANAGEMENT CHANGES

Our future success depends upon the experience, skills and working relationship of our new board and management team. We have experienced a complete change in the members of our board of directors, except for Fred Weingard who continues as a director and executive officer of Ashton. We have a new non-executive Chairman of our board, and new interim Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. The collaboration of the new board and management team will be important to implementing the relaunch of the Company's business, as modified by new strategic plans. If the new board and management fail to work together it may hinder our future success. The longer term success of the Company's operations will depend in large part upon the hiring and retention of key personnel, which may require, among other things, execution of acceptable employment agreements with these individuals.

SALES OR GRANTS OF STOCK TO OUR EMPLOYEES AND KEY INDIVIDUALS WILL REDUCE YOUR OWNERSHIP PERCENTAGE

We seek to attract and retain officers, directors, employees and other key individuals in part by offering them stock options and other rights to purchase shares of common stock. The exercise of these options, the grant of additional options, and the exercise thereof, could have a dilutive effect on our existing stockholders and may adversely affect the market price of our common stock. The exercise of options granted under our stock option plans will reduce the percentage ownership in Ashton of the then-existing stockholders. We have reserved 6,450,000 shares of common stock for issuance pursuant to our 1998 Stock Option Plan, 2,550,000 shares of common stock for issuance pursuant to our 1999 Stock Option Plan and 3,000,000 shares of common stock for issuance pursuant to our 2000 Incentive Plan.

OUR PRINCIPAL STOCKHOLDER EXERCISES CONTROL OVER ALL MATTERS SUBMITTED TO A VOTE OF STOCKHOLDERS

Our principal stockholder, OptiMark Innovations Inc., owns 608,707,567 shares of our common stock and has rights to acquire an additional 52,870,757 upon conversion of a note. Innovations' holdings represent approximately 80% of our outstanding capital stock and the right to acquire another 7% of our outstanding common stock pursuant to the convertible note. As a result of Innovations' ownership interest in Ashton, Innovations is able to elect all of our directors and otherwise control our operations. Furthermore, the disproportionate percentage of the vote controlled by Innovations could also serve to impede or prevent a change of control. As a result, potential acquirors may be discouraged from seeking to acquire control through the purchase of our common stock, which could have a depressive effect on the price of our securities and will make it less likely that stockholders receive a premium for their shares as a result of any such attempt.

                         RISKS RELATED TO OUR OPERATIONS

OUR GROWTH MAY PLACE STRAINS ON OUR MANAGERIAL, OPERATIONAL AND FINANCIAL RESOURCES

     Our business is characterized by rapid technological change, changing customer demands and evolving industry standards. Our future success depends, in part, on how we respond to these demands. These demands will require us to introduce new products and services, enhance existing products and services and adapt our technology in a timely fashion. There can be no assurance that we will be capable of introducing new products and services, enhancing products and services or adapting our technology.

     Our current trading, communications and information systems have been designed to perform within finite capacity parameters. Although we believe we can accommodate a substantial increase in activity, our growth may require implementation of new and improved trading, communications and information systems. There can be no assurance that a significant increase in trading volumes or the introduction of new or multiple products will not result in systems failures or have a material adverse effect on our operating results.

OUR TRADING ACTIVITIES EXPOSE OUR CAPITAL TO POTENTIAL LOSSES

     We plan to engage in trading activities, predominantly through our subsidiary ATG Trading LLC acting as principal. These activities include the purchase, sale or short sale of securities and derivative securities for our own account. These activities are subject to a number of risks including price fluctuations and rapid changes in the liquidity of markets, all of which subjects our capital to significant risks.

OUR COMPLIANCE AND RISK MANAGEMENT METHODS MIGHT NOT BE FULLY EFFECTIVE IN REDUCING OUR EXPOSURE TO LOSSES

     There can be no assurance that our risk management and compliance procedures will be adequate or effective to detect and deter compliance systems failures. Nor can we assure you that we will be able to manage our systems, technology and regulatory compliance growth successfully. Our inability to do so could have a material adverse effect on our business and our financial condition. The scope of procedures for assuring compliance with applicable rules and regulations has changed as the size and complexity of our business has increased. We plan to continue to revise formal compliance procedures for the new proprietary trading system we will operate through our subsidiary ATG Trading LLC.

OUR BROKERAGE OPERATIONS EXPOSE US TO LIABILITY FOR ERRORS IN HANDLING CUSTOMER ORDERS

     Errors in performing clearing services or execution services, including clerical and other errors related to the handling customer orders could lead to civil penalties imposed by applicable authorities as well as losses and liability in related lawsuits brought by customers and others. We provide execution services to each of our trading system customers and execute orders on behalf of each of our broker-dealer affiliates. In conjunction with our clearing agent partners, we provide clearing services, which include the confirmation, receipt, settlement and delivery functions, involved in securities transactions.

OUR CLEARING AGENTS MAY FAIL TO PROVIDE US AND OUR CUSTOMERS ACCURATE INFORMATION ABOUT SECURITIES TRANSACTIONS

     We rely on our clearing brokers to discharge their obligations to our customers and us on a timely basis. If they fail to do so, or experience systems failure, interruptions or capacity constraints, our operations may suffer. Our trading and information systems are coordinated with the clearing and information systems of our clearing agents. They furnish us with the information necessary to run our business, including transaction summaries, data feeds for compliance and risk management, execution reports and trade confirmations.

FINANCIAL OR OTHER PROBLEMS EXPERIENCED BY THIRD PARTIES COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND OUR OPERATING RESULTS

     We are exposed to credit risk from third parties that owe us money, securities, or other obligations. Any failure by these third parties to discharge adequately their obligations in a timely basis or any event adversely affecting these third parties could have a material adverse effect on our financial condition and results of operations. These parties include our customers, trading counter parties, clearing agents, exchanges and other financial intermediaries.

CONDITIONS BEYOND OUR CONTROL COULD ADVERSELY EFFECT OUR BUSINESS AND OPERATING RESULTS

     Our business and operating results are very dependent upon equity trading volumes. Many conditions beyond our control can adversely effect such trading volumes, including national and international economic, political and market conditions, investor sentiment, the availability of funding and capital, the level and volatility of interest rates, legislative and regulatory changes, inflation, and similar broad trends. With reduced trading volumes, we may expect to receive fewer transactions with concomitantly reduced transaction fees and commissions from eVWAP and our broker-dealer operations.

                  RISKS RELATED TO OUR TECHNOLOGY AND PRODUCTS

WE WILL BE DEPENDENT ON NEW AND EXISTING TRANSACTION PRODUCTS TO GENERATE
REVENUES

     Our future revenues will depend primarily on the volume of securities traded on our systems and generated by our transaction-related products. The success of these systems and products is heavily dependent upon their acceptance by broker-dealers, institutional investors and other market participants.
Failure to obtain such acceptance could result in lower volumes and a lack of liquidity in these systems and products. While we continue to solicit customers to use our systems and products, there can be no assurance that we will attract a sufficient number of such customers.

     We may receive a substantial portion of our order flow through electronic communications gateways, including a variety of computer-to-computer interfaces and the Internet. Our electronic brokerage services involve alternative forms of order execution. Accordingly, substantial marketing, sales efforts and strategic relationships may be necessary to educate and acquire prospective customers regarding our electronic brokerage services and products. There can be no assurance that our marketing, sales efforts and strategic initiatives will be successful in educating and attracting new customers.

IF ANY OF OUR COMPUTER AND COMMUNICATIONS SYSTEMS FAIL TO RUN OUR OPERATIONS, OUR BUSINESS WILL BE ADVERSELY AFFECTED

     Any computer or communications system failure or decrease in computer systems performance that causes interruptions in our operations could have a material adverse effect on our business, financial condition and operating results. We currently do not provide our customers with backup trading systems or complete disaster recovery systems.

     Our trading systems and proprietary trading activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary trading volumes or other events could cause our computer systems to operate at an unacceptably low speed or even fail. Any significant degradation or failure of our computer systems or any other systems in the trading process could cause customers to suffer delays in trading. These delays could cause substantial losses for customers and could subject us to claims from customers for losses. We cannot assure you that our network protections will work.

SOFTWARE "BUGS," ERRORS AND MALFUNCTIONS MAY EXPOSE US TO LOSSES

     Complex software such as ours often contains undetected errors, defects or imperfections. These bugs could result in service interruptions or other problems for us and our customers. Despite rigorous testing, the software used in our products could still be subject to various risks associated with systems errors, malfunctions and employee errors. In addition, because our products often work with software developed by others, including vendors and customers, bugs in others' software could damage the marketability and reputation of our products. Given the competitive environment for electronic equity trading execution, our customers could elect to use our competitors' products on a temporary or permanent basis to complete their trades. Prolonged service interruptions resulting from natural disasters could also result in decreased trading volumes and the loss of customers. Problems regarding our VWAP trading algorithms, which we will use to provide proprietary trading commitments, could result in material tracking errors and in significant proprietary trading losses.

OUR NETWORKS MAY BE VULNERABLE TO SECURITY BREACHES

     Our networks may be vulnerable to unauthorized access, computer viruses and other security problems. Persons who circumvent security measures could wrongfully use our confidential information or our customers' confidential information or cause interruptions or malfunctions in our operations. The secure transmission of confidential information over public networks is a critical element of our operations. We have not in the past experienced network security problems. We may be required to expend significant additional resources to protect against the threat of security breaches or to alleviate problems caused by any breaches. Although our current security measures have never been breached, we can provide no assurance that our current or future security measures will protect against all security risks in the future.

WE MAY NOT RECEIVE ACCURATE AND TIMELY FINANCIAL DATA FROM OUR THIRD-PARTY SUPPLIERS, WHICH MAY CAUSE US TO LOSE CUSTOMERS AND BE SUBJECT TO LITIGATION

     We depend upon third-party information suppliers to accurately provide and format financial data, in many cases on a real-time basis. If these suppliers fail to supply accurate or timely information, our customers may develop an adverse perception of our trading systems and cease doing business with us. We may also be subject to claims for negligence or other theories based on the nature and content of information we provide our customers. Any liability arising from third party supplied data could have a material adverse effect on our financial condition and operating results.

OUR COMPETITIVE POSITION MAY BE ADVERSELY AFFECTED BY OTHERS' UNAUTHORIZED USE OF OUR INTELLECTUAL PROPERTY

     Although we believe our services and products do not infringe on the intellectual property rights of others, there can be no assurance that third parties will not assert infringement claims against us in the future. Our competitive position may also be adversely affected by the unauthorized use of our proprietary information. Any such assertions by third parties could result in costly litigation, in which we may not prevail. Also, in such event, we may be unable to license any patents or other intellectual property rights from third parties on commercially reasonable terms, if at all. Litigation, regardless of its outcome, could also result in substantial cost and diversion of our already limited resources. Any infringement claims or other litigation against us could materially impact our operating results and financial condition.

     We regard our products and the research and development that went into developing them as our property. Unauthorized third parties could copy or reverse engineer certain portions of our products or obtain or use information that we regard as proprietary. In addition, our trade secrets could become known to or be independently developed by our competitors. We rely primarily on a combination of trademark and trade secret protection, employee and third party confidentiality and non-disclosure agreements, license agreements, and other intellectual property protection methods to protect these property rights. However, we have not received any patent awards, nor have we filed for federal copyright protection relating to current product lines.

                          RISKS RELATED TO OUR INDUSTRY

WE ARE SUBJECT TO RISKS ASSOCIATED WITH THE SECURITIES INDUSTRY GENERALLY

     The securities business is subject to various risks, including customer default, employees' misconduct, errors and omissions by traders and order takers, and litigation. These risks are often difficult to detect beforehand or to deter. Losses associated with these risks could have a material adverse effect on our business, financial condition and operating results.

     We derive most of our revenue from trading in existing equity securities, which we are about to expand to include most of the securities included in the S&P 500, Russell 1000, and Nasdaq 100 indices. Any reduction in revenues resulting from a decline in the secondary market trading volume for these equity securities could have a material adverse effect on our business, financial condition and operating results. Additionally, a decline in cash flows into the U.S. equity markets or a slowdown in equity trading activity by broker-dealers and other institutional investors may have an adverse effect on the securities markets generally and could result in lower revenues from our trading system activities.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY EXTENSIVE GOVERNMENT REGULATION

     The regulatory environment in which we operate is subject to change. New or revised legislation or regulations imposed by the SEC, other United States or foreign governmental regulatory authorities, self-regulatory organizations or the NASD could have a material adverse effect on our business. Changes in the interpretation or enforcement of existing laws and rules by these governmental authorities, self-regulatory organizations and the NASD could also have a material adverse effect on our business, financial condition and operating results. The SEC, the NASD, other self-regulatory organizations and state securities commissions require strict compliance with their rules and regulations.

     Failure to comply with any of these laws, rules or regulations could result in adverse consequences. An adverse ruling against us and/or our officers and other employees could result in us and/or our officers and other employees being required to pay a substantial fine or settlement and could result in suspension or expulsion. This could have a material adverse effect on our business and results of operations.

     Additional regulation, changes in existing laws and rules, or changes in interpretations or enforcement of existing laws and rules often directly affect securities firms. We cannot predict what effect any such changes might have. Our business, financial condition and operating results may be materially affected by both regulations that are directly applicable to us and regulations of general application. Our levels of trading system activity and proprietary trading can be affected not only by such legislation or regulations of general applicability, but also by industry-specific legislation or regulations.

OUR INDUSTRY IS HIGHLY COMPETITIVE

     The SEC's regulations governing alternative trading systems have lowered the barriers to entering the securities trading markets. We face competition from traditional securities exchanges, which could establish similar trading systems in an attempt to retain their transaction volumes. We also face competition from other alternative trading systems and leading brokerage firms offering similar trade execution services.

     Our products compete with other electronic trading systems, including Instinet Corporation's crossing network, Investment Technology Group Inc.'s POSIT system, Bloomberg, L.P.'s Bloomberg Professional and Bloomberg Tradebook, Liquidnet, and other companies that develop proprietary electronic trading systems. Our electronic trade execution services also compete with services offered by leading brokerage firms offering various forms of volume-weighted average price trade execution. We also compete with various national, regional and foreign securities exchanges for trade execution services.

     Many of our competitors have substantially greater financial, research, development, sales, marketing and other resources than we do and many of their products have substantial operating histories. While we believe our products offer certain competitive advantages, our ability to maintain these advantages will require continued investment in the development of our products, and additional marketing and customer support activities. We may not have sufficient resources to continue to make this investment, while our competitors may continue to devote significantly more resources to competing services. Nor can we be sure our products will adequately address all the competitive criteria in a manner that results in a competitive advantage.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Not required
     (b)  Not required
     (c)  Exhibits

   Exhibit
     No.                              Description
     ---                              -----------

    4.1(1) Securities Purchase Agreement, dated as of February 4, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.
    4.2 Amendment No. 1 to Securities Purchase Agreement, dated as of March 6, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.
    4.3 Amendment No. 2 to Securities Purchase Agreement, dated as of May 3, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.
    4.4 Investors' Rights Agreement dated as of May 3, 2002 by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.
    4.5 Senior Secured Convertible Note of The Ashton Technology Group, Inc. issued in favor of OptiMark Innovations, Inc., dated as of May 3, 2002.
    4.6 Securities Exchange Agreement dated as of May 3, 2002 by and between The Ashton Technology Group, Inc. and RGC International Investors, LDC.
    4.7 7.5% Senior Secured Note of The Ashton Technology Group, Inc. issued in favor of RGC International Investors, LDC, dated as of May 3, 2002.
    4.8 Intercreditor, Subordination and Standstill Agreement, dated as of May 3, 2002, by and among RGC International Investors, LDC, OptiMark Innovations Inc., The Ashton Technology Group, Inc. and Universal Trading Technologies Corporation.
    4.9 Non-competition Agreement, dated as of May 3, 2002, by and among The Ashton Technology Group, Inc., OptiMark Innovations Inc., OptiMark, Inc. and OptiMark Holdings, Inc.
    4.10 Stock Purchase Warrant of The Ashton Technology Group, Inc. issued in favor of RGC International Investors, LDC.
    4.11 Indemnification Agreement, dated as of May 3, 2002, by and between The Ashton Technology Group, Inc. and OptiMark US Equities, Inc. (f/k/a OptiMark Technologies, Inc.).
    10.1 Separation Agreement and Release dated as of April 15, 2002 by and between The Ashton Technology Group, Inc. and Fredric W. Rittereiser.
    99.1 Joint Press Release of The Ashton Technology Group, Inc. and OptiMark Innovations Inc. dated May 7, 2002.
    99.2    Press Release of The Ashton Technology Group, Inc. dated May 14,
            2002.

(1) Incorporated by reference to Exhibit 4.1 to Ashton's Form 8-K dated January 30, 2002 (Commission File No. 1-11747).

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    May 22, 2002

                                        THE ASHTON TECHNOLOGY GROUP, INC.


                                        By: /s/ James Pak
                                            -----------------------------------
                                            Name:  James Pak
                                            Title: Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------


   Exhibit
     No.                              Description
     ---                              -----------

    4.1(1) Securities Purchase Agreement, dated as of February 4, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.
    4.2 Amendment No. 1 to Securities Purchase Agreement, dated as of March 6, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.
    4.3 Amendment No. 2 to Securities Purchase Agreement, dated as of May 3, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.
    4.4 Investors' Rights Agreement dated as of May 3, 2002 by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.
    4.5 Senior Secured Convertible Note of The Ashton Technology Group, Inc. issued in favor of OptiMark Innovations, Inc., dated as of May 3, 2002.
    4.6 Securities Exchange Agreement dated as of May 3, 2002 by and between The Ashton Technology Group, Inc. and RGC International Investors, LDC.
    4.7 7.5% Senior Secured Note of The Ashton Technology Group, Inc. issued in favor of RGC International Investors, LDC, dated as of May 3, 2002.
    4.8 Intercreditor, Subordination and Standstill Agreement, dated as of May 3, 2002, by and among RGC International Investors, LDC, OptiMark Innovations Inc., The Ashton Technology Group, Inc. and Universal Trading Technologies Corporation.
    4.9 Non-competition Agreement, dated as of May 3, 2002, by and among The Ashton Technology Group, Inc., OptiMark Innovations Inc., OptiMark, Inc. and OptiMark Holdings, Inc.
    4.10 Stock Purchase Warrant of The Ashton Technology Group, Inc. issued in favor of RGC International Investors, LDC.
    4.11 Indemnification Agreement, dated as of May 3, 2002, by and between The Ashton Technology Group, Inc. and OptiMark US Equities, Inc. (f/k/a OptiMark Technologies, Inc.).
    10.1 Separation Agreement and Release dated as of April 15, 2002 by and between The Ashton Technology Group, Inc. and Fredric W. Rittereiser.
    99.1 Joint Press Release of The Ashton Technology Group, Inc. and OptiMark Innovations Inc. dated May 7, 2002.
    99.2    Press Release of The Ashton Technology Group, Inc. dated May 14,
            2002.

(1) Incorporated by reference to Exhibit 4.1 to Ashton's Form 8-K dated January 30, 2002 (Commission File No. 1-11747).